UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

En Pointe Technologies, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2381 Rosecrans Avenue, Suite 325, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On September 25, 2007, En Pointe Technologies Sales, Inc. and En Pointe Gov, Inc. , wholly-owned subsidiaries of En Pointe Technologies, Inc. ("En Pointe"), and GE Commercial Distribution Finance Corporation entered into an Amendment (the Amendment") to that certain Business Financing Agreement and that certain Agreement for Wholesale Financing, each dated June 25, 2004, as amended.

    The Amendment is effective September 25, 2007 and deletes all prior finacial covenants in their entirety to be replaced with the following two financial covenants that En Pointe will maintain as of the last day of each calendar quarter:

a.  Tangible Net Worth and Subordinated Debt, as defined in the Amendment, in the combined amount of not less than $12,750,000.
b.  Total Funded Indebtedness, as defined in the Amendment, to EBITDA for the preceding four fiscal quarters then ended, shall be no more than three to one (3.00:1.00).

    The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10-63 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)   Exhibits:

Exhibit Number	Description

Exhibit 10-63
Amendment to Business Financing Agreement and Agreement for Wholesale Financing among En Pointe Technologies Sales, Inc., En Pointe Gov, Inc. and GE Commercial Distribution Finance Corporation, dated September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc.

September 26, 2007	By:	/s/ Javed Latif
Name: Javed Latif
Title: Chief Financial Officer